                                                                    EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT

                                 by and between

                        AMERICAN TECHNOLOGY CORPORATION

                                      and

                                DAVID GRAEBENER



                          Effective February 15, 2000

                               TABLE OF CONTENTS
                               -----------------


                                                                            Page
                                                                            ----
 1   Employment.........................................................      2

 2   Loyal And Conscientious Performance; Noncompetition................      3

 3   Term Of Employment.................................................      3

 4   Compensation.......................................................      3

 5   Termination........................................................      5

 6   Death Or Disability During Term Of Employment......................      8

 7   Proprietary And Confidential Information...........................      9

 8   Assignment And Binding Effect......................................     14

 9   Notices............................................................     15

10   Choice Of Law......................................................     15

11   Integration........................................................     16

12   Waiver.............................................................     16

13   Severability.......................................................     16

14   Interpretation; Construction.......................................     16

15   Attorneys' Fees....................................................     16

16   Counterparts.......................................................     17

17   Representations And Warranties.....................................     17

18   Arbitration........................................................     17


                                       i
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                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into effective as of February 15, 2000 by and between American Technology Corporation, a Delaware corporation (the "Company") and David Graebener ("EMPLOYEE"). The Company and EMPLOYEE are hereinafter collectively referred to as the "Parties," and individually referred to as each or any "Party."

                                   RECITALS:

     A. WHEREAS, the Company is engaged in the design, development and commercialization of sound, acoustics and other technologies, and the sales and marketing of consumer electronic products and related areas (the "Business of the Company"); and

     B. WHEREAS, the Company desires assurance of the association and services of EMPLOYEE in order to retain EMPLOYEE'S experience, skills, abilities, background and knowledge, and is willing to engage EMPLOYEE'S services on the terms and conditions set forth in this Agreement; and

     C. WHEREAS, EMPLOYEE desires to be in the employ of the Company, and is willing to accept such employment on the terms and conditions set forth in this Agreement.

                                   AGREEMENT:

     In consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

1    Employment.
     -----------

     1.1 The Company hereby employs EMPLOYEE, and EMPLOYEE hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Paragraph 3 hereof (the "Employment Period").

     1.2 During the Employment Period, EMPLOYEE shall serve as a Director of Research and Development, shall report to Tom Tulowitzki, Senior Vice-President of Research and Development, and shall have the normal duties, responsibilities and authority of such office, unless otherwise determined from time to time by the Company's Chief Executive Officer or Board of Directors. EMPLOYEE shall do and perform all services, acts or things necessary or advisable to carry out the job duties assigned by the Company, provided, however, that at all times during his employment EMPLOYEE shall be subject to the direction and policies from time to time established by the Chief Executive Officer or the Board of Directors of the Company.

     1.3 Within fourteen (14) days of execution of this Agreement EMPLOYEE shall submit a budget for the balance of the calendar year for his division, including a month-to-month breakdown for review and approval by the Senior Vice-President of Research and Development of the Company. Upon approval, the budget as amended in accordance with the provisions herein, shall determine the expenditures for and the spending authority of EMPLOYEE for his division for the periods stated. The budget may be revised from time to time as determined by the Senior Vice-President of Research and Development. Any unbudgeted expense in excess of five hundred dollars ($500) and budgeted expense in excess of two thousand dollars ($2,000); either individually or in the aggregate, in any thirty (30) day period for any single entity or purpose must be pre-approved by the Senior Vice-President of Research and Development of the Company.

2    Loyal And Conscientious Performance; Noncompetition.
     ---------------------------------------------------

     2.1 During his employment by the Company, EMPLOYEE shall devote his full energies, interest, abilities and productive time to the proper and efficient performance of this Agreement and shall not, without the prior written consent of the Chief Executive Officer or the Board of Directors of the Company, directly or indirectly, render services of a business, professional or commercial nature to any other person or entity, whether for compensation or otherwise, or engage in any business activities competitive with or adverse to the Company's business or welfare, whether alone, as a partner, or as a shareholder, officer or director of any other corporation, or as a trustee, fiduciary or in a similar representative capacity, provided, however, that EMPLOYEE shall be permitted to complete certain duties for Bohlender Graebner within the 30 day period ending on March 25, 2000.

3    Term Of Employment.
     ------------------

     3.1 Subject to earlier termination as provided in this Agreement, EMPLOYEE shall be employed pursuant to the terms of this Agreement for a three
(3) year term beginning on February 15, 2000 and expiring at midnight on February 14, 2003.

4    Compensation.
     ------------

     4.1 Beginning with the Effective Date of this Agreement, Company shall pay EMPLOYEE a salary (the "Base Salary") of One Hundred Ten Thousand Dollars ($110,000.00) per year, payable in accordance with the Company's normal payroll practices for employees. Such salary shall be prorated for any partial employment on the basis of a 30-day calendar month.

     4.2 EMPLOYEE'S compensation may be changed from time to time by mutual agreement of EMPLOYEE and the Board of Directors of the Company. Any such agreement shall be evidenced by a written amendment of this Agreement, which, among other things, shall specify with particularity any change in EMPLOYEE'S compensation and the date or dates when each such change shall become effective.

     4.3 Immediately upon the execution of this Agreement by the parties, EMPLOYEE shall be awarded an additional equity compensation package regarding common voting shares of the Company according to the terms and conditions described in Exhibit A to this Agreement.

     4.4 In addition to the Base Salary payable to EMPLOYEE hereunder, the EMPLOYEE shall be entitled to the following benefits during the Employment
Period:

           4.4.1 All benefits to which the senior management of the Company are entitled, as determined by the Company's Board of Directors, on terms comparable thereto, including but not limited to, participation in any and all pension and profit sharing plans, bonus and incentive payment programs, group life insurance policies and plans, medical and health policies and plans, and the like, which may be maintained by the Company for the benefit of its executives.

           4.4.2 Two (2) weeks vacation per year, which shall accrue annually beginning with the effective date of this Agreement. If the EMPLOYEE does not utilize the entire two weeks of annual vacation in a given year, he may carry over such weeks into the following calendar year, provided that such accrual shall not exceed the maximum accrual permitted under current Company policy.

           4.4.3 EMPLOYEE shall be based in Nevada upon the effective date of this Agreement and agrees to use his best efforts to relocate to San Diego, California by the end of August, 2000. At such time as EMPLOYEE does relocate to San Diego, the Company shall reimburse to EMPLOYEE for his moving expenses to San Diego an amount up to Twenty Thousand Dollars ($20,000) of such moving expenses, provided EMPLOYEE provides to the Company appropriate documentation supporting such expenses.

     4.5 The Company shall reimburse EMPLOYEE for all reasonable out-of-pocket expenses incurred by him in the course of performing his duties under this Agreement, which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses, provided that any expense in excess of $500 (excluding ordinary travel expenses incurred pursuant to Company policies and practices) must be pre-approved by the Chief Executive Officer of the Company.

     4.6 All of EMPLOYEE'S compensation shall be subject to customary federal and state withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company.

5    Termination.
     -----------

     5.1 The Company may terminate this Agreement for Cause (as defined herein) by delivery of written notice to EMPLOYEE specifying the cause or causes relied upon for such termination. If EMPLOYEE'S employment under this Agreement is terminated by the Company for Cause before the last day of any calendar month, EMPLOYEE shall be entitled to receive as compensation for such calendar month, only the Base Salary set forth in Section 4.1 prorated to the date of termination on the basis of a 30-day calendar month and all accrued and unreimbursed business expenses incurred by EMPLOYEE on or before such date. Grounds for the Company to terminate this Agreement for "Cause" shall include the occurrence of any of the following events:

           5.1.1 EMPLOYEE'S willful misconduct or gross negligence in the performance of his duties hereunder;

           5.1.2 EMPLOYEE'S willful failure or refusal to perform in the usual manner at the usual time those duties which he regularly and routinely performs in connection with the business of the Company or such other duties reasonably related to the capacity in which he is employed hereunder which may be assigned to him by the Board of Directors of the Company, if such failure or refusal has not been substantially cured to the satisfaction of the Board of Directors within thirty (30) days after written notice of such failure or refusal has been given by the Company to EMPLOYEE.

           5.1.3 EMPLOYEE'S performance of any action when specifically instructed not to do so by the Chief Executive Officer of the Company;

           5.1.4 EMPLOYEE'S engaging or in any manner participating in any activity which is directly competitive with or intentionally injurious to the Company or which violates any provision of Section 7;

           5.1.5 EMPLOYEE'S commission of any fraud against the Company or use or appropriation for his personal use or benefit of any funds or properties of the Company not authorized by the Board of Directors to be so used or appropriated; or

           5.1.6 EMPLOYEE'S conviction of any crime involving moral turpitude. Any notice of termination given pursuant to this Section 5.1 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered.

     5.2 The Company may voluntarily terminate this Agreement without Cause by giving not less than thirty (30) days written notice to EMPLOYEE, provided, however, in no event shall such termination without Cause be earlier than six (6) months from the effective date of this Agreement. Any such notice shall specify the exact date of termination (the "Termination Date"). If EMPLOYEE'S employment under this Agreement is terminated by the Company without Cause (as defined herein), EMPLOYEE shall be entitled to receive his Base Salary and other then current benefits for six (6) months, at the rate existing at the date of termination, provided that all vesting of stock options shall end on the Termination Date. All such Base Salary payments shall be paid over time in accordance with the Company's general payroll practices, as and when such Base Salary would have been paid had EMPLOYEE'S employment not terminated.

     5.3 EMPLOYEE may voluntarily terminate this Agreement upon no less than sixty (60) days written notice of such termination submitted to the Board of Directors, and in such event EMPLOYEE shall be entitled to receive all amounts due to him through the date of termination, provided that EMPLOYEE shall not be entitled to terminate this Agreement unless and until the Technology and other assets described in the Technology Transfer Term Sheet dated February 25, 2000 (the "Term Sheet") are fully, completely and properly transferred to the Company to the satisfaction of the Chief Executive Officer or the Board of Directors.

     5.4 This Employment Agreement is a personal services contract whereby the Company is engaging the exclusive services of EMPLOYEE. By entering into this Agreement, the Company is relying on EMPLOYEE'S performing his services for the Company throughout the entire term of this Agreement.

     5.5 This Agreement shall terminate without notice upon the date of EMPLOYEE'S death or the date when EMPLOYEE becomes "completely disabled" as that term is defined in Section 6.1.

     5.6 In the event of EMPLOYEE'S death, all rights of EMPLOYEE to compensation hereunder shall automatically terminate immediately upon his death, except that EMPLOYEE'S heirs, personal representatives or estate shall be entitled to any unpaid portion of his salary and accrued benefits earned up to the date of his death, and may exercise within six (6) months after the date of death, all vested options to acquire the common stock of the Company granted to EMPLOYEE hereunder unless a longer term is provided for in the Company's Incentive Stock Option Plan.

     5.7 In the event EMPLOYEE is disabled, EMPLOYEE shall be entitled to receive such disability benefits as would apply to other senior executives in the Company, subject to the terms and conditions of any such Company disability program.

     5.8 If this Agreement is terminated pursuant to Sections 5.1 or 5.2, or the EMPLOYEE gives the notice described in Section 5.3, the Chief Executive Officer or the Board of Directors of the Company may, in his or its sole discretion, relieve EMPLOYEE of his duties under this Agreement and assign EMPLOYEE other duties and responsibilities to be performed until the termination becomes effective.

6    Death Or Disability During Term Of Employment.
     ---------------------------------------------

     6.1 The term "completely disabled" as used in this Agreement shall mean the inability of EMPLOYEE to perform his duties under this Agreement because he has become permanently disabled within the meaning of any policy of disability income insurance covering EMPLOYEE'S of the Company then in force. In the event the Company has no policy of disability income insurance covering employees of the Company in force when EMPLOYEE becomes disabled, the term "completely disabled" shall mean the inability of EMPLOYEE to perform his normal and customary duties under this Agreement for a total of six (6) consecutive months by reason of any incapacity, physical or mental, which the Board of Directors of the Company, based upon medical advice or an opinion provided by a licensed physician acceptable to the Board of Directors of the

Company, determines to have incapacitated EMPLOYEE from satisfactorily performing all of his usual services for the Company during the foreseeable future. The action of the Board of Directors of the Company shall be final and binding and the date such action is taken shall be the date of such complete disability for purposes of this Agreement, and upon such date this Agreement shall become null and void and of no further force and effect, provided that EMPLOYEE may exercise within six months of the date of termination under this
Section 6, all vested options to acquire the common stock of the Company granted to EMPLOYEE hereunder, provided that EMPLOYEE acknowledges that such options may then be considered nonqualified options and not incentive stock options pursuant to federal law unless a longer term is provided for in the Company's Incentive Stock Option Plan.

7    Proprietary And Confidential Information.
     ----------------------------------------

     7.1 EMPLOYEE, during the term of this Agreement, will have access to and become acquainted with various information of substantial value to the Company, including trade secrets, which is not old and generally not known in the industry, and which gives the Company an advantage over its competitors who do not know or use it, including, but not limited to, formulas, patterns, devices, software, patents, patent applications, software applications or algorithms, secret inventions, processes, techniques, designs, drawings, developments, equipment, prototypes, sales and customer information, customer and prospect lists, and business and financial information relating to the business, products, practices, and techniques of the Company (collectively, the "Confidential Information"). EMPLOYEE agrees to regard and preserve as confidential such Confidential Information obtained by EMPLOYEE from whatever source and will not, either during EMPLOYEE'S employment or thereafter, publish or disclose any part of such Confidential Information in any manner at any time, or use such Confidential

Information except on behalf of the Company, without the prior written consent of the Company. Further, both during EMPLOYEE'S employment and thereafter, EMPLOYEE will refrain from any acts or omissions that would reduce the value of such Confidential Information to the Company. All files, records, documents, drawings, specifications, equipment, computer disks and software, and other electronic media or similar items relating to the business of the Company, whether prepared by the EMPLOYEE or otherwise coming into EMPLOYEE'S possession, shall remain the exclusive property of the Company.

     7.2 Nonsolicitation. In order to protect the Confidential Information of the Company and avoid injury to the Company, EMPLOYEE represents and warrants and agrees that, for the longer of one year following the termination of EMPLOYEE'S employment with the Company, or so long as EMPLOYEE is receiving any payments under Section 5.2.1 from Company:

           (a) EMPLOYEE will not directly or indirectly solicit the customers or demonstrably prospective customers of the Company to purchase products or services which are competitive with those of the Company;

           (b) EMPLOYEE will not directly or indirectly solicit or in any manner encourage employees of the Company to leave its employ; and

           (c) EMPLOYEE will not accept employment from or with any company which is directly competitive with the Business of the Company.

     Any breach by EMPLOYEE of this Section shall cause the immediate termination of all of Company's obligation to pay EMPLOYEE any amounts hereunder.

     7.3 Disclosure of Inventions. EMPLOYEE agrees that he will promptly disclose in writing to the officials designated by the Company to receive such disclosures, complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method or product, whether EMPLOYEE considers them patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by EMPLOYEE, either solely or in collaboration with others, during the period of EMPLOYEE'S employment by the Company, and up to and including a period of one (1) year after termination of EMPLOYEE'S employment, whether or not during regular working hours, relating either directly to the business, products, practices or techniques of the Company, or to the Company's actual or demonstrably anticipated research or development, or resulting from any work performed by EMPLOYEE for the Company (collectively, "Inventions").

     7.4 Assignment of Inventions. EMPLOYEE agrees that any and all Inventions made, developed, perfected, devised, conceived or reduced to practice by him during the period of his employment by the Company, and any other Inventions made, developed, perfected, devised, conceived or reduced to practice by EMPLOYEE during said period of one (1) year after termination of his employment, relating either directly to the business, products, practices or techniques of the Company or the Company's actual or demonstrably anticipated research or development, or resulting from any work performed by EMPLOYEE for the Company, are the sole property of the Company, and EMPLOYEE hereby assigns and agrees to assign to the Company, its successors and assigns, any and all of his right, title and interest in and to any and all Inventions, and any patent applications or Letters Patent thereon.

     7.5 List of Inventions. As a matter of record, EMPLOYEE will, within 30 days of the execution of this Agreement, provide to Company, to be attached as Exhibit B to this Agreement, a complete list of all inventions or improvements relevant to the Business of the Company which have been made or conceived or first reduced to practice by him alone or jointly with others prior to his engagement by the Company which he desires to remove from the operation of this

Agreement, and he represents that such list is complete. If no list is attached or the list is blank, it means that he has no inventions or improvements to list.

     7.6 Right to Use or Publish. Nothing in this Agreement shall limit or be construed to limit EMPLOYEE'S right to use or publish information which: (a) was in the public domain before his employment commenced; (b) was known to EMPLOYEE to be free from any claim of other third parties before EMPLOYEE'S employment;
(c) was developed or acquired independently of the Company; or (d) becomes public knowledge without breach by him of any obligations of confidence to the Company.

     7.7 Further Cooperation. EMPLOYEE will, at any time during his employment or thereafter, upon request and without further compensation therefor, but at no expense to EMPLOYEE, do all lawful acts, including the execution of papers and oaths and the giving of testimony, that in the opinion of the Company, its successors and assigns, may be necessary or desirable for obtaining, sustaining, reissuing or enforcing Letters Patent or copyrights in the United States and throughout the world for any and all of said Inventions, and for perfecting, recording and maintaining the title of the Company, its successors and assigns, to the Inventions and to any patent or copyright applications made and any Letters Patent or copyrights granted for the Inventions in the United States and throughout the world.

     7.8 Keeping of Records. EMPLOYEE will keep complete, accurate and authentic accounts, notes, data and records of any and all of the Inventions in the manner and form requested by the Company. Such accounts, notes, data and records, including all copies thereof, shall be the property of the Company, and, upon its request, EMPLOYEE will promptly surrender same to the Company, or if not previously surrendered, EMPLOYEE will promptly surrender same to the Company at the conclusion of his employment.

     7.9 Surrender of Materials. EMPLOYEE agrees that he will also surrender to the Company, at its request, or at the conclusion of his employment, all accounts, notes, data, sketches, drawings and other documents and records, and all material and physical items of any kind, including all reproductions and copies thereof, which relate in any way to the business, products, practices or techniques of the Company or contain Confidential Information, whether or not created by him, or which come into his possession by reason of his employment with the Company, and EMPLOYEE agrees further that all of the foregoing are the property of the Company.

     7.10 Prohibition of Misappropriation from Others. EMPLOYEE represents and warrants and agrees that he will not disclose to the Company, use, or induce the Company to use, any invention or confidential information belonging to any third party.

     7.11 Imposed Obligations. EMPLOYEE understands that the Company may enter into agreements or arrangements that may be subject to laws and regulations which impose obligations, restrictions and limitations on it with respect to Inventions and patents which may be acquired by it or which may be conceived or developed by employees, consultants or other agents rendering services to it. EMPLOYEE agrees that he shall be bound by all such obligations, restrictions and limitations applicable to any Invention conceived or developed by him during the period of his employment, and EMPLOYEE shall take any and all further action which may be required to discharge such obligations and to comply with such restrictions and limitations.

     7.12 Preservation of Property. EMPLOYEE will exercise reasonable care, consistent with good business judgment, to preserve in good working order, subject to reasonable wear and tear from authorized usage, and to prevent loss of, any equipment, instruments or accessories of the Company in his custody for the purpose of making demonstrations, implementing trials, carrying out development work, or otherwise conducting the business of the Company. Upon request, EMPLOYEE will promptly surrender the same to the Company at the conclusion of his employment, or if not surrendered, EMPLOYEE will account to the Company to its reasonable satisfaction as to the present location of all such instruments or accessories and the business purpose for their placement at such location. At the conclusion of EMPLOYEE'S employment with the Company, he agrees to return such instruments or accessories to the Company or to account for same to the Company's reasonable satisfaction.

     7.13 No Inconsistent Agreements. EMPLOYEE represents and warrants that he has no agreement with any other party that would preclude his compliance with any obligations under this Agreement.

     7.14 Indemnity. EMPLOYEE agrees to indemnify and hold Company harmless from and against any and all loss, liability or expense arising from or related to any breach of this Section 7 or the representations and warranties made by EMPLOYEE hereunder. Any material breach of this Section 7 or any representation and warranty of EMPLOYEE hereunder shall permit the Company to purchase from EMPLOYEE any or all of any Contingent Stock (as defined in the Term Sheet) EMPLOYEE receives at the price paid by EMPLOYEE for such stock.

8    Assignment And Binding Effect.
     -----------------------------

     8.1 This Agreement shall be binding upon and inure to the benefit of EMPLOYEE and EMPLOYEE'S heirs, executors, administrators, estate, beneficiaries, and legal representatives. Neither this Agreement nor any rights or obligations under this Agreement shall be assignable by either party without the prior express written consent of the other party. This

Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives.

9    Notices.
     -------

     9.1 All notices or demands of any kind required or permitted to be given by the Company or EMPLOYEE under this Agreement shall be given in writing and shall be personally delivered (and receipted for) or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

       If to the Company:    American Technology Corporation
                             13114 Evening Creek Drive South
                             San Diego, California 92128
                             Attention:  Board of Directors

       with a copy to:       Michael J. Kinkelaar, Esq.
                             Procopio, Cory, Hargreaves & Savitch LLP
                             530 B Street, Suite 2100
                             San Diego, California 92101

       If to EMPLOYEE:       David Graebener
                             C/o Stratton Ballew
                             1313 Seattle Tower
                             1218 Third Avenue
                             Seattle, Washington 98101

Any such written notice shall be deemed received when personally delivered, or three (3) days after its deposit in the United States mail as specified above. Either Party may change its address for notices by giving notice to the other Party in the manner specified in this section.

10   Choice Of Law.
     -------------

     10.1 This Agreement is made in San Diego, California. This Agreement shall be construed and interpreted in accordance with the laws of the State of California. Each of the parties hereto agree to the exclusive jurisdiction of the state and federal courts located in the State of California for any and all actions between the parties. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, whether involving remedies at law or in equity, shall be adjudicated in San Diego County, California.

11   Integration.
     -----------

     11.1 This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement, and supersedes all prior oral and written employment agreements or arrangements between the Parties. This Agreement cannot be amended or modified except by a written agreement signed by EMPLOYEE and the Company.

12   Waiver.
     ------

     12.1 No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the waiver is claimed, and any waiver of any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach. No failure or exercise, delay in exercising, or single or partial exercise of any right, power or remedy by either party hereto shall constitute a waiver thereof or shall preclude any other or further exercise of the same or any other right, power or remedy.

13   Severability.
     ------------

     13.1 The unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal.

14   Interpretation; Construction.
     ----------------------------

     14.1 The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement.

15   Attorneys' Fees.  In any controversy or claim arising out of or relating to
     ---------------
this Agreement or the breach thereof, which results in legal action, proceeding or arbitration, the prevailing party in such action, as determined by the court or arbitrator, shall be entitled to recover reasonable attorneys' fees and costs incurred in such action.

16   Counterparts.  This Agreement may be executed in any number of
     ------------
counterparts, each of which when so executed and delivered shall together constitute an original hereof.

17   Representations And Warranties.
     ------------------------------

     17.1 EMPLOYEE represents and warrants that he is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that his execution and performance of this Agreement will not violate or breach any other agreement between EMPLOYEE and any other person or entity.

18   Arbitration.
     -----------

     18.1 Any controversy or claim arising out or relating to this Agreement, or the breach hereof, or arising out of or relating to the rights, duties or obligations of the Company or of EMPLOYEE shall be settled by arbitration conducted in San Diego County, California in accordance with, and by an arbitrator appointed pursuant to, the rules of the American Arbitration Association in effect at the time, and the judgment upon the award rendered pursuant thereto may be entered in any court having jurisdiction, and all rights or remedies of the Company and of the EMPLOYEE to the contrary are hereby expressly waived. Prior arbitration pursuant to the provisions of this Section, and an award pursuant thereto, shall be a condition precedent to the bringing of any action, suit or proceeding by EMPLOYEE for any form of relief against the Company or any of its shareholders, directors or officers subject to this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                       THE COMPANY:

                                       American Technology Corporation,
                                       a Delaware Corporation


                                       By: /s/ CORNELIUS J. BROSNAN
                                          ----------------------------
                                          Cornelius J. Brosnan
                                          Chief Executive Officer


                                       EMPLOYEE:

                                       /s/ DAVID GRAEBENER
                                       ------------------------------
                                       David Graebener

                                       P.O. Box 2193
                                       Carson City, NV 98703
                                       [address]

                                       579482885
                                       -------------------------------
                                       EMPLOYEE Social Security No.

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                                   Exhibit A


       Effective immediately upon signing this Agreement, EMPLOYEE shall be awarded incentive stock options to purchase 100,000 shares of Common voting shares in the Company.

       The exercise price of all said options shall be $8.125 per share.

       The above-mentioned options shall vest on the earlier of (i)quarterly over three (3) years, with the first 8333 option shares vesting May 15, 2000, and the balance vesting in equal amounts of 8333 option shares beginning on the 15th day of August, November, February and May of each year during the term of this Agreement, until February 14, 2003, on which day balance of any unvested option shares shall vest, or (ii) in the event of a significant license, trade or sales agreement for the technology purchased from Hucon Limited.

       The options described above shall be set forth in a definitive stock option agreement between EMPLOYEE and the Company which shall include all of the above terms and other usual and customary provisions as deemed necessary by counsel to the Company.



Initials:

     /s/ CB  The Company                   /s/ DG  David Graebener
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